Exhibit 99.1

iFRESH, INC. (F/K/A E-COMPASS ACQUISITION CORP.) ANNOUNCES ITS COMPLETION OF BUSINESS COMBINATION WITH NYM HOLDING, INC.

New York, February 13, 2017 – iFresh, Inc. (NASDAQ: IFMK), formerly known as E-Compass Acquisition Corporation (NASDAQ: ECAC, ECACU, ECACR), today announced that it consummated its business combination with NYM Holding, Inc. (“NYM”), a fast-growing Asian/Chinese grocery supermarket chain in the north-eastern U.S. providing food and other merchandise hard to find in mainstream grocery stores. The transaction was unanimously approved by the boards of directors of both companies and was approved by a vote of ECAC's shareholders at a special meeting on January 17, 2017. With the closing of the transaction, ECAC reincorporated to Delaware and has been renamed iFresh, Inc. (“iFresh”), and its common shares will trade on NASDAQ under the new symbol “IFMK” beginning on February 13, 2017.

Long Deng, Founder and Chief Executive Officer of NYM Holding, Inc., said “We are excited to introduce NYM as a public company, the first publicly-listed Chinese/Asian supermarket chain in the U.S. Our specialty is to bring the freshest foods from farm to table and to make sure our customers enjoy the freshness as much as we do. I am truly proud of our team’s dedicated job in cultivating and growing NYM to a vertically-integrated supermarket chain in the Chinese and Asian community during the past two decades. NYM’s partnership with E-Compass is a key milestone. Becoming a public company via the business combination revitalizes NYM to the next stage, further fulfilling our dedication in delivering freshness. The additional funds raised through this transaction will be devoted to further accelerate our growth and expand our footprint nationwide, especially in the East Coast. With a wide-recognized brand, a rapidly increasing customer base, and a strategic expansion and integration plan, NYM has many exciting growth opportunities going forward and will create value to our investors.”

Richard Xu, Chairman and Chief Executive Officer of E-Compass Acquisition Corp., said, "NYM has a track record of efficient daily-operation and strategic development. Mr. Long Deng and his team are dedicated in this unique and blooming sector. With their experience and insights, we believe NYM has the potential to revolutionize and upgrade the Chinese/Asian supermarket sector which can generate long-term value to shareholders. NYM is well positioned to capitalize from the growing Chinese/Asian American population, their increasing purchasing capacity, and the integration momentum in its unique market sector. We are thrilled to be part of the next stage in this Company’s life cycle and look forward to helping create value for our shareholders.”

B Riley & Co. LLC acted as investment banking advisor to ECAC and assisted NYM in obtaining debt financing from KeyBank National Association (“Key Bank”). Cantor Fitzgerald acted as capital market advisor to ECAC.

About NYM Holding, Inc.

NYM is a fast growing Asian/Chinese grocery supermarket chain in the north-eastern U.S. providing fresh food and other merchandise that is hard to find in mainstream grocery stores. Since its start in 1995, NYM has been targeting the Chinese and Asian population in the U.S. with its in-depth cultural knowledge of its target customer’s unique consumption habits and high demands in fresh foods. NYM currently has two wholesale facilities and eight retail supermarkets across New York, Massachusetts and Florida, with annual revenue of $131.2 million for the fiscal year ended March 31, 2016.

About E-Compass Acquisition Corp.

E-compass Acquisition Corp. was a Cayman Islands exempted company incorporated on September 23, 2014 as a blank check company formed for the purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, or entering into contractual arrangements that give us control over such a target business.

Forward Looking Statements

This communication includes certain statements that may constitute "forward-looking statements" for purposes of the federal securities laws.  Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions.  The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.  Forward-looking statements may include, for example, statements about the benefits of the transaction described in this communication; the future financial performance of iFresh following the transaction; changes in iFresh’s reserves and future operating results; and expansion plans and opportunities.  These forward-looking statements are based on information available as of the date of this communication, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties.  Accordingly, forward-looking statements should not be relied upon as representing iFresh’s views as of any subsequent date, and iFresh does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.  You should not place undue reliance on these forward-looking statements.  As a result of a number of known and unknown risks and uncertainties, iFresh’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements.  Some factors that could cause actual results to differ include iFresh’s ability to recognize the anticipated benefits of the transaction, which may be affected by, among other things, competition and the ability of iFresh to grow and manage growth profitably following the transaction; changes in applicable laws or regulations; the possibility that iFresh may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties indicated in Silver Run's public filings with the Securities and Exchange Commission.

Company Contacts:

Richard Xu

7 Times Square, 37th FL

New York, NY 10036

Tel: 646-912-8918

Email: rxu@ecompass-acquisition.com